Exhibit 99.1

News Release
CONTACT:
Greg Powell
Vice President Investor Relations
B/E Aerospace, Inc.
(561) 791-5000

B/E AEROSPACE ANNOUNCES PLANS TO CREATE TWO SEPARATE INDUSTRY-LEADING COMPANIES AND RAISES FULL YEAR 2014 FINANCIAL GUIDANCE TO $4.35 PER DILUTED SHARE

Independent Companies Will Focus On Manufacturing of Aircraft Cabin Interior Equipment; and
 Distribution, Logistics and Technical Services for the Aerospace and Energy Services Markets

WELLINGTON, Fla.—(BUSINESS WIRE)—June 10, 2014—B/E Aerospace, Inc. (“B/E” or the “Company”) (NASDAQ:BEAV) the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services, announced today that the Company’s Board of Directors has commenced a process to separate its industry-leading businesses into two independent, publicly traded companies — one focused on aircraft cabin interior equipment – design, development, manufacturing, certification and direct sales on a global basis (“Manufacturing Co.”), and the other focused on distribution, logistics and technical services for the aerospace and energy services markets (“Services Co.”).

The Company said that today’s separation announcement represents an important step in its ongoing strategic review process, noting that the Company’s Board and management are continuing to review and aggressively pursue its strategic alternatives to enhance value to shareholders.

Each of the new companies will be a global leader in its respective market. B/E has positioned both businesses to be successful, profitable and sustainable independent companies, and this decision reflects a further evolution of the Company’s strategies emphasizing the development of the Company’s businesses, addressing their distinct needs and thereby increasing their value to shareholders.

“Our decision to separate the businesses was made as part of the evaluation of the Company’s strategic alternatives which has been undertaken by our management team and Board of Directors, together with our independent advisors,” said Amin Khoury, the Company’s Chairman and Co-Chief Executive Officer. “Separating these highly successful businesses into two industry-leading companies will allow each to benefit from increased management focus and operational flexibility, as well as allow the management teams and boards of directors of each business to determine the optimal capital structure, free cash flow allocation policy, growth strategy, compensation system and performance measurement metrics. This decision reflects B/E’s ongoing commitment to optimize the distinct needs of each of our businesses and the Company’s strategic priorities, consistent with our focus on driving shareholder value.”

Subject to further financial, tax and legal analysis, the Company currently plans to separate the businesses by way of a tax-free distribution to B/E’s shareholders, which would result in shareholders of the Company holding shares in two independent and publicly traded companies:

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Services Co. is the world’s leading distributor and value-added service provider of aerospace fasteners, consumables and logistics services to the airline and aerospace industries.  This business offers the broadest range of aerospace hardware and consumables and inventory management services worldwide. With a large and diverse customer base, this business serves as a distributor for every major aerospace fastener manufacturer, offering services which include inventory management and replenishment, creative and differential supply chain solutions, special packaging and bar-coding, sophisticated parts kitting, quality assurance testing and a wide variety of purchasing assistance programs, plus the latest in electronic data interchange capability. In 2013, the business initiated an expansion into technical and logistics services and associated rental equipment for remote energy industry drilling sites. On a pro-forma basis, Services Co. had revenues of approximately $1.6 billion and EBITDA (excluding transaction expenses) of approximately $365 million, representing 22.8% of revenues, for the trailing 12 months ending March 31, 2014, as adjusted for all recent acquisitions as if they had been made as of January 1, 2013.

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The aircraft cabin interior equipment design, development, manufacturing, certification and direct sales business, which will include the Company’s commercial aerospace and business jet segments (Manufacturing Co.), is a world-leading global manufacturer of aircraft cabin interior products for both commercial airliners and business jets, including a broad range of seating products with a wide variety of comfort and entertainment features, food and beverage preparation and storage equipment, lighting systems, oxygen systems, modular lavatory systems and galley systems which are each complemented with very sophisticated, best-in-class R&D, engineering services, program management and certification services. Manufacturing Co. had revenues of approximately $2.5 billion and EBITDA of approximately $510 million, representing 20.4% of revenues, for the trailing 12 months ending March 31, 2014.

“Each of our businesses, Manufacturing Co. and Services Co., is already an industry leader, and by leveraging the benefits which we believe will result from allowing these businesses to independently pursue more focused, targeted strategies, each will be well-positioned to generate even greater value to both our customers and our shareholders,” Khoury added.

B/E believes that creating two public companies offers a number of benefits to address the individual needs of each of our businesses, including:

•	Intensify focus on its distinct operational priorities;

•	Provide the opportunity for separate management teams to focus on each distinct business;

•	Allow flexibility for each business to pursue the most appropriate growth and investment strategies;

•	Determine the most appropriate compensation system and performance measurement metrics; and

•	Pursue the optimal capital structure and free cash flow allocation policies.

The Company plans to provide further details about the specific composition of the Boards of Directors and management teams of each of the separate companies at a later date.

The completion of the separation transaction is subject to certain customary conditions, including but not limited to implementation of inter-company agreements, filing of required documents with the Securities and Exchange Commission and receipt of an opinion of counsel as to the tax-free nature of the transaction. The Company expects that the separation of its businesses, if consummated, would take place in the first quarter of 2015. The Company noted that there can be no assurance that any transaction, including any separation transaction, will ultimately occur or, if a transaction does occur, its terms or timing.

The Company has retained Citigroup as its financial advisor and Shearman & Sterling LLP as its legal advisor in connection with this process.

Conference Call and Investor Presentation
B/E Aerospace will host a conference call at 8:30 a.m. ET today to review the proposed separation.  To access the call, please dial 888-417-8533 (domestic) or 719-325-2472 (international). The conference ID for the call is 6322351.  Please dial into the call several minutes prior to the start of the call to allow sufficient time for the operator to connect participants.  A simultaneous webcast of the conference call for investors and other interested parties may be accessed by visiting the B/E Aerospace website at www.beaerospace.com.  Slides relating to the investor presentation are available on the investor relations section of B/E’s website.  A replay of the webcast also will be available approximately two hours after the live webcast by visiting www.beaerospace.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (SEC), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this release are made only as of the date of this release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.
B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services. B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets. B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems. The Company also provides cabin interior reconfiguration, program management and certification services. The Company provides aerospace fasteners, consumables and logistics services as well as oilfield services and associated rental equipment. B/E Aerospace sells and supports its products through its own global direct sales and product support organization. For more information, visit the B/E Aerospace website at www.beaerospace.com.